SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WESTERN ASSET GLOBAL HIGH INCOME FUND INC.

(Name of Registrant as Specified in Its Charter)

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Your Vote Is Important
No Matter How Many or
How Few Shares You Own

WESTERN ASSET

September 24, 2019

Dear Fellow Stockholder:

The Western Asset Global High Income Fund Board is composed of eight engaged, diverse and highly-qualified directors that have a demonstrated track record of delivering on the Fund's investment objectives for you, our stockholders. Support the Board that is committed to acting in your best interests and that has overseen the delivery of strong financial performance. Vote **"FOR"** the Board Nominees and **"AGAINST"** Saba Capital's Board De-Classification Proposal on the WHITE Proxy Card today.

The Fund's Independent, Diverse and Highly-Qualified Board Has a Track Record of Overseeing Significant Value Creation

The Fund's Board and management team are creating value for stockholders and we continue to outperform our Lipper peer group[1] averages and key benchmarks[2], and deliver strong stockholder distributions.

Increased distribution
payout for **three straight quarters**

Outperformed peers
with 5-year average annualized yield of **9.12%,** above Lipper peer group[1] average of **8.64%**

Raised dividend
increasing distribution yield to **8.16%**[3]

Strong Returns
*Delivered 1-year returns[4] of **17.96%**,*
*more than double our Lipper peer group[1] average of **8.97%***
*and key benchmark[2] average of **8.94%***

The Board Brings the Right Mix of Skills and Experience to Continue Delivering on the Fund's Investment Objectives

In addition to an intimate understanding of closed-end funds, the Fund's directors bring prior leadership experience and skills in areas that are critical to our operations and strategy, including finance, consulting, global business and risk oversight. A well-rounded balance of these qualifications is essential to effective oversight of the Fund.

	Executive / Managerial Leadership	Public Company or Fund Board Position	Qualified to be SEC / NYSE Audit Committee Financial Expert	Consulting and Global Business Expertise	Legal and Risk Oversight
Carol L. Colman, CFA	✔	✔		✔	
Daniel P. Cronin	✔	✔			✔
Paolo M. Cucchi	✔	✔			
William R. Hutchinson	✔	✔	✔	✔	
Nisha Kumar	✔	✔	✔	✔	✔
Jane E. Trust, CFA	✔	✔			
Robert D. Agdern	✔	✔		✔	✔
Eileen A. Kamerick	✔	✔	✔	✔	✔

Meet Fund’s the Ongoing Fund’s Success Nominees, Who are Critical to the
The Fund’s nominees – Eileen A. Kamerick and Robert D. Agdern – serve critical functions in the Board’s oversight of the Fund. Replacing either of these directors with Saba Capital’s nominees would remove skills, e perience and diversity from the Board that are important to the Fund’s continued success.
Leadership
Board Position
Financial E pert
Global Consulting
Legal
Eileen A. Kamerick, Independent Director since 2013
E perience and E pertise
Qualifies as a “financial e pert” with the SEC, and fills the NYSE requirement that listed companies maintain at least one director with accounting or financial management e pertise. Served as Chief Financial Officer at companies highly respected in their industries, including Houlihan Lokey, Heidrick & Struggles, Leo Burnett, and BPAmoco Americas. Held the role of Audit Committee Chair for the Boards of Associated Banc-Corp, Hochschild Mining, plc and AIG Funds/Anchor Series Trust.
Robert D. Agdern, Independent Director since 2015
E perience and E pertise
Leadership
Board Position
Global Consulting
Legal
Fulfills Compliance Liaison role, facilitating interactions between the Board and the Fund’s Chief Compliance Officer. Held numerous positions with Amoco Corporation, including Deputy General Counsel, member of Worldwide E ploration and Production Management Committee and Amoco Chemical Company’s Worldwide Management Company. Served as a member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business at Northwestern University.

Saba Capital’s Nominees Would Remove Important Important Skills and Diversity from the Board
Saba Capital’s nominees would decrease the Board’s collective knowledge of the closed end-fund industry, decrease its diversity and remove other critical skills from the Board.
Saba Capital’s nominees have each been routinely nominated by the hedge fund in proxy contests with numerous other closed-end funds, and we believe they are only interested in promoting Saba Capital’s short-term agenda to the detriment of all stockholders.
Your Vote Matters
Vote the WHITE Proxy Card Today
Saba Capital is nominating directors and attempting to weaken the Fund’s Board structure simply to advance its own self-serving, short term agenda. Vote today for the Board nominees who have a proven track record of delivering competitive financial performance and strong stockholder returns.
No matter how many or how few shares you own, your vote is important. Whether you plan to attend the Annual Meeting, you have an opportunity to protect the value of your investment by voting on the WHITE Proxy Card “FOR” the Western Asset Global High Income Fund Board Nominees and “AGAINST” Saba Capital’s Board De-Classification Proposal.
Thank you for your continued support.
Sincerely,
The Western Asset Global High Income Fund Board of Directors

Your Vote is Important, No Matter How
Many or How Few Shares You Own
You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.
If you have any questions about how to vote your shares or need additional assistance, please contact:
Innisfree
Stockholders Call Toll Free: (877) 750-8198
Banks and Brokers Call: (212) 750-5833
REMEMBER:
We urge you NOT to vote using any GOLD proxy card sent to you by Saba Capital, as doing so will revoke your vote on the WHITE proxy card.
Notes 1 The Fund’s Lipper peer group refers to the peer group of high-yield, levered closed-end funds as selected by Lipper, an independent nationally recognized provider of investment company information.
2 The benchmark is based on a blend, in equal parts, of the Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index, the Bloomberg
Barclays U.S. Aggregate Index, and the JPMorgan Emerging Markets Bond Index Global (EMBI Global). Additional information about the indexes can be found in the Fund’s annual shareholder report. Additional information about the Fund’s performance and about the history of the Board and the Fund’s management generating strong investor returns is included in the Fund’s Proxy Statement and in the Fund’s annual shareholder report.
3 Yield based on market price as of June 30, 2019.
4 The Fund’s performance is based on the price of the Fund’s securities, which are listed for trading on the NYSE. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.
All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.